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                                                                      EXHIBIT 11
                                                                      ----------

                                 Bacou USA, Inc.
                 Statement Re: Computation of Per Share Earnings
                 -----------------------------------------------
                                   (Unaudited)


                                                    THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                          JUNE 30                              JUNE 30
                                                ---------------------------          ---------------------------
                                                    1997           1996                  1997           1996
                                                -----------     -----------          -----------     -----------
Primary:
     Weighted average shares outstanding         17,312,200      17,141,000           17,312,200      15,500,500
     Net effect of dilutive stock options
     based on the treasury stock method
     using the average market price                   1,550          48,363                6,156          24,297
                                                -----------     -----------          -----------     -----------
          Total                                  17,313,750      17,189,363           17,318,356      15,524,797
                                                -----------     -----------          -----------     -----------

     Net income                                 $ 4,245,062     $ 5,648,582          $ 8,377,015     $ 9,754,809
                                                -----------     -----------          -----------     -----------

     Per share amount                           $      0.24     $      0.33          $      0.48     $      0.63
                                                -----------     -----------          -----------     -----------

     Fully diluted:
     Weighted average shares outstanding         17,312,200      17,141,000           17,312,200      15,500,500

     Net effect of dilutive stock options
     based on the treasury stock method
     using the greater of average or period
     end market price                                32,260          58,361               30,018          30,027
                                                -----------     -----------          -----------     -----------
          Total                                  17,344,460      17,199,361           17,342,218      15,530,527
                                                -----------     -----------          -----------     -----------

     Net income                                 $ 4,245,062     $ 5,648,582          $ 8,377,015     $ 9,754,809
                                                -----------     -----------          -----------     -----------
     Per share amount                           $      0.24     $      0.33          $      0.48     $      0.63
                                                -----------     -----------          -----------     -----------

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